Exhibit 1.01

Canon Inc.

Conflict Minerals Report

For the Period from January 1, 2018 to December 31, 2018

This Conflict Minerals Report for the period from January 1, 2018 to December 31, 2018, is presented as an exhibit to the Specialized Disclosure Report on Form SD, to comply with Rule 13p-1 under the Securities Exchange Act of 1934.

1.	Introduction (Background to the disclosure of the Conflict Minerals Report)

Established in 1937, Canon Inc. is a Japanese corporation with its headquarters in Tokyo, Japan. Canon Inc. is one of the world’s leading manufacturers of office multifunction devices (“MFDs”), plain paper copying machines, laser printers, cameras, inkjet printers, diagnostic equipment and lithography equipment. Canon Inc. earns revenues primarily from the manufacture and sale of these products domestically and internationally. For details of corporate activities please refer to our annual report filed on Form 20-F.

Canon Inc. is listed on the New York Stock Exchange and is subject to the final rules issued by the United States Securities and Exchange Commission (“SEC”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).

In response to Rule 13p-1, Canon Inc. conducted a “Reasonable Country of Origin Inquiry” (“RCOI”) for products manufactured or contracted to manufacture by Canon Inc. and its consolidated subsidiaries (“Canon” or “Canon Group”) from January 1, 2018 to December 31, 2018 (“reporting period”). The inquiry identified four minerals classified as conflict minerals—namely tin, tantalum, tungsten, and gold (“3TG”)—that originated in the Democratic Republic of the Congo and adjoining countries (“covered countries”) and did not come from recycled or scrap minerals, that are used in some of the parts or materials that make up Canon Group’s products. Further, Canon Inc. conducted due diligence on the source and chain of custody of 3TG (“due diligence”) identified as originating from covered countries.

2.	Application of Conflict Minerals Report on Canon and products subject to disclosure

As of December 31, 2018, Canon Inc. had 379 consolidated subsidiaries, of which 53 subsidiaries manufactured products or contracted to manufacture products in the reporting period for which 3TG were necessary to the functionality and production, and were subject to the reporting requirements under the SEC’s final rules regarding the Dodd-Frank Act. In total, 54 companies of the Canon Group, including Canon Inc. and those 53 consolidated subsidiaries conducted the RCOI. The subsidiaries that conducted the RCOI include certain marketing companies that contracted with manufacturers outside the Canon Group to manufacture items for sale outside the Canon Group.

The business operations of Canon can be divided into the following four categories: the Office Business Unit, the Imaging System Business Unit, the Medical System Business Unit and the Industry and Others Business Unit. The Office Business Unit includes office MFDs, printers, and copying machines for personal and office use as well as production print products for print professionals. The Imaging System Business Unit includes digital cameras and digital camcorders, as well as lenses and various related accessories. It also includes photo printers, projectors, broadcast HDTV lenses, inkjet printers, and large-format inkjet printers. The Medical System Business Unit includes Computed tomography (CT), Magnetic resonance imaging (MRI), ultrasound, X-ray systems, and clinical laboratory systems, as well as digital radiography systems and ophthalmic equipment. The Industry and Others Business Unit includes semiconductor lithography equipment, flat panel display (FPD) lithography equipment, organic light-emitting diode (OLED) panel manufacturing equipment, and network cameras.

In each of these units, electronic components and substrates which contain 3TG are used in the majority of products manufactured by or contracted to manufacture by Canon.

Canon Group purchases raw materials, parts and components which include 3TG and manufactures products. Canon Group is located downstream in the 3TG supply chain, and does not directly purchase 3TG from mines. Therefore, Canon Group had to rely on information provided by the first-tier suppliers to the Canon Group (“first-tier suppliers”) in identifying the source country of the 3TG.

3.	Basic principles regarding response to conflict minerals

Canon Inc. established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012. This has been published on Canon Inc.’s official website and applied to the entire Canon Group.

URL: https://global.canon/en/csr/conflict/policy.html

4.	RCOI and Due Diligence

The design of Canon’s RCOI and due diligence measures is in conformity with the “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (third edition)” (“OECD Guidance”). Canon took the steps described below in accordance with the five steps laid out in the OECD Guidance.

a.	Step 1: Establish strong company management systems
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In order to respond to the conflict minerals situation, Canon established a cross-functional Conflict Minerals Response Project Team (“Project Team”) in its headquarters under the direction of a representative director in charge (Executive Vice President & CFO) in December 2010. Moreover, Canon designated a person in charge of conflict minerals in each of its group companies that manufacture or contract to manufacture products. The Project Team currently operates as the Working Group on Conflict Minerals (“Working Group”).

-	As stated above, Canon Inc. established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012.
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In March 2016, Canon established the “Guidelines for Compliance with Conflict Minerals Regulation” that clarified the responsible divisions and the framework for handling conflict minerals issues as well as the survey process, for the persons involved in the Canon Group.

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In July 2018, Canon Inc. summoned the persons in charge of conflict minerals for Canon Group’s domestic subsidiaries that manufacture or contract to manufacture products and held a meeting to share the result of the 2017 conflict minerals survey and discuss Canon’s policies for the survey of 2018. Moreover, for the persons in charge of conflict minerals matters for overseas subsidiaries, Canon Inc. shared information by e-mail, video and telephone conference.

-	Canon created and distributed the Conflict Minerals Survey Manual to the first-tier suppliers.
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Canon requested the first-tier suppliers to sign and submit written confirmation (“Certificate of Consent”) of their agreement and cooperation with Canon’s “Basic Approach of the Canon Group Regarding Conflict Minerals” and their agreement to consult with the Canon Group concerning appropriate measures should any affiliation with armed groups be discovered in the supply chain.

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Using its Conflict Minerals Information Management System, Canon Inc. linked survey responses to product information, conducted product-level assessments, and stored the assessment results in a database, except for such products as handled by newly joined subsidiaries. Internal rules require that data records be retained for at least five years.

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Canon Inc. is a member of the Responsible Minerals Trade Working Group (“RMTWG”) of the Japan Electronics and Information Technology Industries Association (“JEITA”). As part of its initiatives, the RMTWG held conflict minerals inquiry briefings for suppliers in supply chains in the electrical and electronics industry. Step 3 below provides details of the industry initiatives on conflict minerals that Canon Inc. participates in.

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As an early-warning risk-awareness system for conflict minerals specified in the OECD Guidance, Canon Inc. established a grievance mechanism — “Contact Point for Reporting Concerns Regarding Conflict Mineral Issues” — on its official website in 2015. No reports from employees, suppliers, or other stakeholders were received by the contact point in 2018.

URL: https://global.canon/en/contact/conflict/conflict-form-e.html

b.	Step 2: Identify and assess risks in the supply chain
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Canon designed a framework to identify each of the parts and materials used in the products that it manufactured or contracted to manufacture. Canon used its production and shipping management system, which includes bills of materials for products and also used its procurement system, to identify parts and materials required in products planned for production and shipping between January and the end of December 2018. (Canon Group companies not using such system made use of a similar method to identify parts and materials.) Canon then carried out the RCOI on the first-tier suppliers handling the identified parts and materials.

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For the RCOI, Canon used the RMI Conflict Minerals Reporting Template (“CMRT”). The CMRT is published by the Responsible Minerals Initiative (“RMI”), one of the programs of the Responsible Business Alliance (“RBA”). Canon requested the 3,515 first-tier suppliers that were identified as possibly using 3TG to report their status of 3TG using the CMRT. Suppliers that were not using 3TG for their parts and materials had the option of reporting their status through an alternative method, instead of using the CMRT.

-	In addition to the RCOI described above, Canon conducted due diligence examinations of first-tier suppliers that reported the use of 3TG originating from covered countries.
-	Canon requested replies from the first-tier suppliers who did not respond by the closing date of the response.

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Canon Inc. verified the replies submitted by first-tier suppliers (for any incomplete answers or errors) using a proprietary reply-processing tool. When necessary, Canon requested resubmissions from first-tier suppliers.

-	As of the end of March, 2019, Canon had received responses from 90 percent of all first-tier suppliers surveyed.
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Canon compared the smelters or refiners (“SORs”) identified through the RCOI against the list of the SORs which have been validated to be conformant to the Responsible Minerals Assurance Process (“RMAP”), the audit program of the RMI, as published by the RMI. The RMI implements cross recognition with the London Bullion Market Association (LBMA) and the Responsible Jewellery Council (RJC).

c.	Step 3: Design and implement a strategy to respond to identified risks
-	The head of the Working Group reported the progress of conflict minerals response activities to the representative director in charge.
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Moreover, the Working Group reported in October 2018 on its progress to relevant directors and executive officers of Canon Inc. as well as the presidents of the relevant domestic and overseas subsidiaries.

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Canon Inc. is a key member of JEITA’s RMTWG. The RMTWG is allied with the RMI, which play the leading role in the response to conflict minerals. Canon Inc. has held the role of co-chair of the RMTWG since 2013.

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Canon Inc. has also served as team leader of the RMTWG’s Smelter Support Team since 2015. In this capacity, Canon Inc., along with the other companies in the RMTWG, played an active role in sending letters to SORs encouraging them to join the RMI’s RMAP or to check if the SORs have so-called Annex II risks of the OECD Guidance or the U.S. sanction risks based on the U.S. Office of Foreign Assets Control (OFAC).

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Canon Inc. participates in the Japan Conflict-Free Sourcing Working Group (CFSWG), a joint initiative by JEITA’s RMTWG and major Japanese automobile manufacturers, and serves as the CFSWG vice-chair. The CFSWG met twice in 2018 and early 2019 to examine creating conditions to better facilitate conflict minerals surveys by supply chains in the electrical and electronics industry and the automobile industry.

-	In addition to the above activities, Canon Inc. has been a member of the RMI since April 2015. Its membership code is “CNON.” Canon Inc. assists RMI activities as a corporate member of the RMI.

d.	Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices
-	As a RMI member, Canon Inc. supports audits under the RMAP carried out by the RMI on SORs.

e.	Step 5: Report annually on supply chain due diligence
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In accordance with the Dodd-Frank Act and the SEC’s final rules, on or before May 31, 2019, Canon Inc. plans to file a Form SD and Conflict Minerals Report (this report) with the SEC, and plans to publish the same information on its official website.

-	Canon Inc. has been reporting its activities in response to conflict minerals in its Annual Report and Sustainability Report since 2011.

5.	Survey results for the 2018 calendar year

a.	Result of RCOI and due diligence
-	Canon conducted the RCOI on 3,515 first-tier suppliers that possibly use 3TG. Canon conducted further due diligence on first-tier suppliers which reported the use of 3TG from the covered countries.
-	In cases where 3TG originating from covered countries were used, Canon received some responses indicating the minerals in question had been sourced from SORs that are conformant with the RMAP.
-	Within the scope of the responses, there was nothing to clearly suggest that the Canon Group’s purchasing of parts and materials contributed to funding armed groups.

b.	Result of SORs survey
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Canon analyzed the information on the SORs mentioned in the responses from the supply chain through the RCOI, with reference to the RMI’s SOR information. The RMI classifies SORs based on the auditing status. The SORs that have undergone assessment through the RMAP or industry equivalent program and have been validated to be in conformance with the protocols are defined as RMAP conformant. The SORs with a re-audit in progress are still considered to be RMAP conformant. The SORs are identified as Active in the RMAP once they submit signed Agreement for the Exchange of Confidential Information (AECI), Auditee Agreement, and have submitted a Due Diligence Checklist.

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252 SORs in Canon supply chain were identified as RMAP conformant and 6 SORs were identified as Active in the RMAP. The remaining 64 SORs were neither RMAP conformant nor Active in the RMAP. Appendix 1-1, 1-2 and 1-3 provide lists of these SORs.

-	Canon was unable to determine whether the remaining entities reported by the first-tier suppliers as SORs were truly SORs.
-	Due to inadequate information from its supply chains, Canon was unable to determine the country or region of origin of many 3TG used in Canon Group products.
-	Appendix 1-4 lists examples of 3TG countries and regions of origin first-tier suppliers reported to Canon through CMRT responses.
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Based on the results of the RCOI and due diligence mentioned above, Canon was unable to determine whether the 3TG used for the products of the Canon Group financed or benefitted armed groups in the covered countries.

6.	Efforts to determine the mine or location of origin of 3TG with the greatest possible specificity and risk mitigation

The following efforts to determine the mine or location of origin of 3TG with the greatest possible specificity are planned to be implemented from 2019 onwards.

-	Canon will continue promoting verification operations of high-risk first-tier suppliers in accordance with the Canon’s Guidelines for Compliance with Conflict Minerals Regulation.
-	Canon Inc. will continue its participation at JEITA’s RMTWG, CFSWG and RMI, and support activities to make entire supply chains conflict free.

7.	Independent monitoring
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KPMG AZSA Sustainability Co., Ltd. conducted an independent private sector audit of this report. The audit assessed whether the due diligence framework Canon designed conforms to the OECD Guidance’s due diligence framework and whether the due diligence description in this report is consistent with the actual measures Canon undertook. The independent assurance report is attached in Appendix 2.

Forward-Looking Statements

This report contains not only past and present facts about Canon, but also future forecasts based on plans, prospects, management policies and strategies as of the publication date. These future forecasts are assumptions or estimations based on information available at the time the report was prepared. Due to a range of variables, however, the results or circumstances of our future business activities may vary from the forecasts contained herein.

Appendix 1.

1.	List of the SORs identified in Canon’s supply chain which are RMAP conformant (As of March 15, 2019)

Metal	SoRs	Country/Region

Gold	L’Orfebre S.A.	ANDORRA

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Marsam Metals	BRAZIL

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Royal Canadian Mint	CANADA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	SAAMP	FRANCE

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Aurubis AG	GERMANY

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Chimet S.p.A.	ITALY

Gold	Italpreziosi	ITALY

Gold	Safimet S.p.A	ITALY

Gold	T.C.A S.p.A	ITALY

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Japan Mint	JAPAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Torecom	KOREA, REPUBLIC OF

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Boliden AB	SWEDEN

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	PAMP S.A.	SWITZERLAND

Gold	PX Precinox S.A.	SWITZERLAND

Gold	Valcambi S.A.	SWITZERLAND

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Istanbul Gold Refinery	TURKEY

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Materion	UNITED STATES OF AMERICA

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Soft Metais Ltda.	BRAZIL

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Dowa	JAPAN

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Minsur	PERU

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Fenix Metals	POLAND

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

2.	List of the SORs identified in Canon’s supply chain which are Active in RMAP (As of March 15, 2019)

Metal	SoRs	Country/Region

Gold	Bangalore Refinery	INDIA

Gold	Chugai Mining	JAPAN

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd	CHINA

3.	List of the SORs identified in Canon’s supply chain which are neither RMAP conformant nor Active in RMAP (As of March 15, 2019)

Metal	SoRs	Country/Region

Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Tony Goetz NV	BELGIUM

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

Gold	Sai Refinery	INDIA

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Caridad	MEXICO

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	Morris and Watson	NEW ZEALAND

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Sudan Gold Refinery	SUDAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	African Gold Refinery	UGANDA

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA

Gold	QG Refining, LLC	UNITED STATES OF AMERICA

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Duoluoshan	CHINA

Tin	Estanho de Rondonia S.A.	BRAZIL

Tin	Super Ligas	BRAZIL

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	Pongpipat Company Limited	MYANMAR

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

4.	Examples of the countries and regions of origin from which the SORs listed in Appendix 1-1, 1-2 and 1-3 are believed to have sourced 3TG

Albania	Guinea

Andorra	Guyana

Angola	Hungary

Argentina	India

Armenia	Indonesia

Australia	Ireland

Austria	Israel

Azerbaijan	Italy

Belarus	Japan

Belgium	Jersey (Bailiwick of Jersey)

Bermuda	Kazakhstan

Bolivia	Kenya

Brazil	Korea, Republic of

Bulgaria	Kyrgyz Republic

Burkina Faso	Laos

Burundi	Liberia

Cambodia	Luxembourg

Canada	Madagascar

Central African Republic	Malaysia

Chile	Mali

China	Mauritania

Colombia	Mexico

Cote d’Ivoire	Mongolia

Czech Republic	Morocco

Democratic Republic of the Congo	Mozambique

Djibouti	Myanmar

Dominican Republic	Namibia

Ecuador	Netherlands

Egypt	New Zealand

Estonia	Niger

Ethiopia	Nigeria

France	Panama

Germany	Papua New Guinea

Ghana	Peru

Philippines	Switzerland

Poland	Taiwan

Portugal	Tajikistan

Republic of the Congo	Tanzania

Russian Federation	Thailand

Rwanda	Turkey

Saudi Arabia	Uganda

Sierra Leone	United Arab Emirates

Singapore	United Kingdom

Slovakia	United States of America

South Africa	Uzbekistan

Spain	Viet Nam

Suriname	Zambia

Sweden	Zimbabwe

Appendix 2.

INDEPENDENT ASSURANCE REPORT

To the Board of Directors and Stockholders of Canon Inc.

We have undertaken a reasonable assurance engagement of:

●

management’s assertion, included in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, that the design of Canon Inc.’s (the “Company”) due diligence framework is in conformity with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

●

whether the Company’s description of the due diligence measures it performed, as set forth in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on the procedures we have performed.

Our reasonable assurance engagement was conducted in accordance with ‘International Standard on Assurance Engagements (ISAE) 3000, Assurance Engagements other than Audits or Reviews of Historical Financial Information’, issued by the International Auditing and Assurance Standards Board, and the standards applicable to performance audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Our reasonable assurance engagement was not conducted for the purpose of evaluating:

●	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
●	The completeness of the Company’s description of the due diligence measures performed;
●	The suitability of the design or operating effectiveness of the Company’s due diligence process;
●	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
●	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
●	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than section 4.

In our opinion,

●

the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2018, as set forth in section 4 of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

●

the Company’s description of the due diligence measures it performed as set forth in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is consistent, in all material respects, with the due diligence process that the Company undertook.

We have complied with the Code of Ethics for Professional Accountants issued by the International Ethics Standards Board for Accountants, which includes independence and other requirements founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behavior. In accordance with International Standard on Quality Control 1, we maintain a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

/s/ KPMG AZSA Sustainability Co., Ltd.

KPMG AZSA Sustainability Co., Ltd., Tokyo

May 30, 2019